UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2004

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 27, 2004, we commenced a medium-term note program for the possible issuance, from time to time, of up to $200,000,000 of medium-term notes, Series F, pursuant to a Registration Statement on Form S-3, File No. 333-111174, declared effective by the Securities and Exchange Commission on December 24, 2003.

On August 27, 2004, we entered into a Distribution Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC, and Goldman, Sachs & Co. (the “Distribution Agreement”), pursuant to which we appointed each of them as our agent for the purpose of soliciting and receiving offers to purchase the medium-term notes. In addition, any agent may also purchase medium-term notes as principal pursuant to a terms agreement relating to the applicable sale.

The medium-term notes are issuable pursuant to an Indenture dated as of September 1, 1993, by and between us and The Bank of New York (the “Indenture”). In connection with the commencement of our medium-term note program and pursuant to the Indenture, we delivered an Officers’ Certificate dated August 27, 2004 (the “Officers’ Certificate”) to The Bank of New York setting forth the terms of the medium-term notes.

We are filing with this current report the Distribution Agreement, the Officers’ Certificate, a form of fixed rate medium-term note, a form of floating rate medium-term note and the statement regarding computation of ratios.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished herewith:

1.1	Distribution Agreement between the agents and the Registrant dated August 27, 2004

4.1	Indenture, dated as of September 1, 1993, between the Registrant and The Bank of New York, as Trustee (incorporated herein by reference to exhibit 4.2 of the Registrant’s registration statement on Form S-3 (No. 333-86654) dated May 21, 2003)

4.2	Officers’ Certificate pursuant to Section 301 of the Indenture dated as of September 1, 1993 between the Registrant and The Bank of New York, as trustee, setting forth the terms of the Registrant’s Series F Fixed Rate Medium-Term Notes and Series F Floating Rate Medium-Term Notes

4.3	Form of Series F Fixed Rate Medium-Term Note

4.4	Form of Series F Floating Rate Medium-Term Note

12.1	Statement re Computation of Ratios

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2004	By:	\s\ Edward J. Henning
Edward J. Henning
Senior Vice President, General Counsel and
Corporate Secretary

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